Exhibit 99.1

510 Burrard St, 3rd Floor Vancouver
Date: October 27, 2021	BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: INMED PHARMACEUTICALS INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	October 28, 2021
Record Date for Voting (if applicable) :	October 28, 2021
Beneficial Ownership Determination Date :	October 28, 2021
Meeting Date :	December 17, 2021
Meeting Location (if available) :	Vancouver, BC
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria:	Not Applicable
NAA for Registered Holders	Yes (AMENDED)
Registered Holders Stratification Criteria:	Not Applicable (AMENDED)

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON CLASS	457637502	CA4576375022

Sincerely,

Computershare

Agent for INMED PHARMACEUTICALS INC.